UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 02, 2023

KLDiscovery Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9023 Columbine Road
Eden Prairie, Minnesota		55347
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 288-3380

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2023, the Company announced that the Company’s Board of Directors (the “Board”) has elected Lawrence B. Prior III as Chair of the Board of Directors of KLDiscovery. Mr. Prior has been a member of the Board of Directors of KLDiscovery since March 2020. Mr. Prior replaces Donna Morea, who served as Chair of the Board since March 2020. Ms. Morea will remain on the Board of Directors until the effective date of her resignation on June 13, 2023. Ms. Morea’s resignation is not the result of any disagreement with the Company or due to any matter relating to the Company’s operations, policies, or practices. Arjun Shah has been appointed as Chair of the Audit Committee of the Board of Directors, replacing Mr. Prior.

Additionally, the Company announced that the Board has appointed Lloyd W. Howell, Jr. as a Class A director of the Company to fill a vacancy on the Board, with a term ending at the Company’s 2023 annual meeting of stockholders. Mr. Howell Jr. previously served as Executive Vice President of Booz Allen, a consulting firm, following his retirement in 2022 and has previously served in various roles on its Leadership Team since 2007. The Board has determined that Mr. Howell, Jr. is an independent director under the Company’s corporate governance guidelines. Mr. Howell, Jr. has been appointed to serve on the Compensation Committee of the Board of Directors.

Mr. Howell Jr. was designated by funds affiliated with The Carlyle Group to serve on the Board pursuant to the Stockholders’ Agreement. There are no other transactions involving the Company and Mr. Howell, Jr. that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Howell Jr. will have the same director indemnification arrangement as the Company’s other directors, the form of agreement for which was filed with the SEC on December 26, 2019 as Exhibit 10.13 to the Company’s Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a press release announcing the appointment of Mr. Howell Jr to the Board.

The information furnished under this Item 7.01, including the exhibit related thereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	KLDiscovery Board of Directors Press Release, dated February 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date:	February 2, 2023	By:	/s/ Christopher J. Weiler
		Name: Title:	Christopher J. Weiler Chief Executive Officer